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                                    EXHIBIT 1
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                  AGREEMENT AS TO JOINT FILING OF SCHEDULE 13G
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Each of the undersigned hereby affirms that it is individually eligible to use
Schedule 13G, and agrees that this Schedule 13G is filed on its behalf.

Dated: February 4, 2000

                                  COURT SQUARE CAPITAL LIMITED


                                  By: /s/ William T. Comfort
                                     -----------------------------
                                     Name: William T. Comfort
                                     Title: Senior Vice President


                                  CITIBANK, N.A.


                                  By: /s/ Kenneth S. Cohen
                                     -----------------------------
                                     Name: Kenneth S. Cohen
                                     Title: Assistant Secretary


                                  CITICORP


                                  By: /s/ Kenneth S. Cohen
                                     -----------------------------
                                     Name: Kenneth S. Cohen
                                     Title: Assistant Secretary


                                  CITIGROUP HOLDINGS COMPANY


                                  By: /s/ Kenneth S. Cohen
                                     -----------------------------
                                     Name: Kenneth S. Cohen
                                     Title: Assistant Secretary


                                  CITIGROUP INC.


                                  By: /s/ Joan Caridi
                                     -----------------------------
                                     Name: Joan Caridi
                                     Title: Assistant Secretary